                                                                   EXHIBIT 10.25


                   FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT


         THIS FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT (this " FOURTH AMENDMENT") is entered into as of the _______ day of March, 2002, by and between CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership ("LANDLORD"), and UNITED STATES DATA CORPORATION, a Delaware corporation ("TENANT").

                                    RECITALS:

         A. Carter-Crowley Properties, Inc. (predecessor-in-interest to Landlord) and Tenant executed that certain Office Lease Agreement dated as of June, 1992 (the "ORIGINAL LEASE"), covering certain space therein designated as Suites 100, 1000, 1100, 1200 and 1300, containing approximately 64,575 rentable square feet (the "ORIGINAL PREMISES"), located on the 1st, 10th, 11th, 12th and 13th floors of an office building commonly known as Palisades Central II, and located at 2435 North Central Expressway, Richardson, Texas (the "BUILDING ").

         B. The Original Lease has been amended by: (i) that certain First Amendment to Office Lease Agreement dated January 29, 1998 (the "FIRST AMENDMENT"), pursuant to which Suite 1000, located on the 10th floor of the Building, containing approximately 14,827 square feet of Rentable Area, was released from the Original Premises, thus reducing the Original Premises to approximately 49,748 square feet of Rentable Area (the "Reduced Premises"); (ii) that certain Second Amendment to Office Lease Agreement dated February 24, 2000 (the "SECOND AMENDMENT"), pursuant to which the Reduced Premises were expanded by an additional 14,780 square feet of Rentable Area designated as Suite 500 and located on the 5th floor of the Building (the "Expansion Space"), and by an additional 14,854 square feet of Rentable Area designated as Suite 900 and located on the 9th floor of the Building (the "Must Take Space"); and (iii) that certain Third Amendment to Office Lease Agreement dated September 25, 2000 (the "THIRD AMENDMENT").

         C. The Original Lease, as modified by the First Amendment, Second Amendment and Third Amendment, is hereinafter referred to as the "LEASE". The Reduced Space, together with Expansion Space and the Must Take Space, collectively consisting of approximately 79,382 square feet of Rentable Area, are hereinafter referred to as the "EXISTING PREMISES".

         D. Landlord and Tenant desire to amend and modify the Lease in certain respects as provided herein. Unless otherwise expressly provided in this Fourth Amendment, capitalized terms used in this Fourth Amendment shall have the same meanings as in the Lease.

                                   AGREEMENT:

         In consideration of the sum of Te n and No/100 Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and modify the Lease as follows:

         1. Recapture Space. Landlord shall recapture and take possession of that portion of the Premises located on the 5th, 9th and 13th floors which are hereby stipulated to contain 44,400 square feet of Rentable Area (the "RECAPTURE SPACE") as reflected on EXHIBIT "A" on the earlier of (a) thirty (30) days following the mutual execution of this Agreement, or (b) April 1, 2002 (the earlier of such dates being referred to herein as the "RECAPTURE DATE"). After the Recapture Date, wherever it occurs in the Lease, the term "PREMISES" shall refer to the Existing Premises minus the Recapture Space, which Premises are hereby stipulated to contain 34,982 square feet of Rentable Area and reflected in EXHIBIT "B". Effective as of the Recapture Date, Tenant shall be deemed to have paid all past due Rent on a timely basis and any Event of Default (or event which could with the passage of time become an Event of Default) based on paragraphs 27(a)(1), 27(a)(3), or 27(a)(4) of the Lease which occurred before the Recapture Date and which is not continuing after the Recapture Date, shall be deemed to have been cured on a timely basis.

         2. Lease Term. The Lease Term is hereby extended to December 31, 2010.

         3. Basic Rental. Commencing on the Recapture Date and continuing through the Expiration Date, Tenant shall, in accordance with the terms and provisions of the Lease, pay to Landlord as Base Rental the amounts set forth in the following rent schedule:

                                             ANNUAL RATE             MONTHLY
                     PERIOD                PER SQUARE FOOT         BASE RENTAL
           -------------------------      -----------------        -----------
           Recapture  to    12/31/02           $20.25              $59,032.13
             Date
            1/1/03    to    12/31/03           $21.25              $61,947.29
            1/1/04    to    12/31/04           $22.25              $64,862.46
            1/1/05    to    12/31/05           $23.25              $67,777.63
            1/1/06    to    12/31/10           $25.00              $72,879.17


         4. Tenant's Share. Commencing on the Recapture Date, Tenant's Share, as set forth in PARAGRAPH 1(I) of the Lease shall be fifteen and no/100ths percent (15%).

         5. As Built Plans. Tenant shall provide to Landlord (in hard copy or electronic form), prior to the Recapture Date, a clean and readable copy of the as-built drawings and plans created by BOKA Powell for Tenant for floors 1,5,9,11,12 and 13 of the Building.

         6. Leasehold Improvements. References in the Lease to any and all leasehold allowances are hereby deemed deleted and are of no further force or effect. Tenant accepts the Premises in its current "AS-IS" condition and agrees that, except as set forth in Paragraph 9 of this Fourth Amendment, Landlord shall have no obligation to perform any modification, alteration, or improvement in the Premises, or to provide any tenant allowance in connection with any such work.

         7. Parking. Effective on the Recapture Date, Tenant's right to reserved parking spaces is terminated (other than the 4 reserved parking spaces provided by Tenant to its subtenant) and Tenant's number of unreserved parking spaces in the parking area serving the Building shall be reduced to 128 spaces.

         8. Surrender of Recapture Space. As of 5:00 p.m. (Dallas, Texas time) on the Recapture Date, Tenant shall peaceably surrender to Landlord the Recapture Space, including the alterations, improvements and changes thereto, other than Tenant's fixtures remaining the property of Tenant, broom-clean and in good condition. Notwithstanding the foregoing, Tenant shall leave in the 5th floor portion of the Recapture Space all of the furniture and fixtures of Tenant identified in EXHIBIT "C" and transfer to the Landlord free of all lien and security interests, all of the Tenant's right, title and interest in and to such furniture with full warranty of title. Such furniture and fixtures are accepted by Landlord on an "AS-IS", "WHERE IS" BASIS, with all faults. If any other equipment, furniture, trade fixtures or other removable equipment of Tenant are not removed from the Recapture Space within one (1) day following the Recapture Date, then Tenant hereby grants to Landlord the option, exercisable at any time thereafter without the requirement of any notice to Tenant, (a) to treat such property, or any portion thereof, as being abandoned by Tenant to Landlord, whereupon Landlord shall be deemed to have full rights of ownership thereof; and/ or (b) to sell, give away, donate or dispose of as trash or refuse any or all of such property without any responsibility to deliver to Tenant any proceeds therefrom.

         9. Tenant Relocation. Landlord may, upon not less than 60 days notice to Tenant, relocate the Premises or any portion thereof ("RELOCATED PREMISES") to any other premises within the Building ("SUBSTITUTE PREMISES") on a date of relocation (the "RELOCATION DATE") specified therein; provided, however, that
(i) Landlord may only relocate portions of the Premises located on a floor in their entirety; and (ii) Landlord may not relocate Tenant and Tenant's subtenant occupying the 12th floor of the Premises without the consent of Tenant's subtenant. In the event that Tenant amends or extends or otherwise allows the transfer of the Sublease, Tenant agrees to exert reasonable efforts to obtain subtenant's consent to this provision. The Substitute Premises shall in all respects be reasonably the same as the Relocated Premises in area, finish, and appropriateness for the Permitted Use. The Rentable Area of the Substitute Premises shall be approximately the same as the Rentable Area of the Relocated Premises or, if greater than the Relocated Premises, Tenant shall not be charged Rent (including Basic Operating Costs) for such additional Rentable Area (and all such additional Rentable Area shall be improved, at Landlord's Expense, to the extent reasonably consistent with the remainder of the Substitute Premises) and the Substitute Premises shall be reasonably comparable in all material respects to the Relocated Premises (including offices, conference areas, storage areas and lobby area), all at the sole cost and expense of Landlord. The Substitute Premises shall comply with all applicable laws, regulations and codes, all at the sole cost and expense of Landlord. On the effective date of such relocation, the Substitute Premises shall be deemed part of the Premises and the Relocated Premises shall no longer be a part of the Premises.

         For purposes of determining Tenant's Share (and for purposes of any other proration under this Lease) after the Relocation Date, the Rentable Area of the Premises shall be deemed to be the lesser of (i) 34,982 square feet or (ii) the actual Rentable Area of the Premises, including the Relocated Premises, expressed in square feet.

         Landlord shall use reasonable efforts to tender possession of the Relocated Premises, improved as aforesaid to Tenant not later than fifteen (15) days prior to the Relocation Date. Rent for the Relocated Premises shall cease and shall commence for the Substitute Premises on the earlier of (i) Tenant vacating the Relocated Premises or (ii) fifteen (15) days after Landlord tenders possession of the Relocated Floor to Tenant, improved as aforesaid.

         If Landlord exercises Landlord's right to relocate Tenant, Landlord will promptly pay the cost of or reimburse Tenant for Tenant's reasonable out-of-pocket expenses for (i) packing, moving and reinstalling Tenant's signage, furniture, artworks, equipment, files, computer network (including cabling), supplies, telephones and other communication equipment, (ii) reprinting Tenant's stationery, business cards and other printed material containing Tenant's address, of the same quality and in the same quantity as that on hand at the time of the receipt of the Relocation Notice, (iii) printing and mailing announcements relative to Tenant's move, (iv) additional space planning and decoration consultation if the configuration of the Substitute Premises is different from the Relocated Premises and (v) any other out-of-pocket costs incurred by Tenant in connection with Tenant's relocation. Requests for direct payment of any of the foregoing amounts shall be accompanied by the original third party invoices therefor and requests for reimbursement of any such amounts shall be accompanied by reasonable supporting documentation. Any material modification or upgrading of tenant improvements (unless Landlord is required to make such modification pursuant to this Paragraph 9), additional stationery, additional construction (if not occasioned by the Substitute Premises being larger than the Relocated Premises) or printing, if requested by Tenant, will be at the sole cost of Tenant.

         Tenant shall have the option, effective as of the Relocation Date, either to enter into an appropriate lease amendment relocating the Relocated Premises, or to terminate this Lease, which option shall be exercised within 15 business days following receipt of Landlord's Relocation Notice. Failure of Tenant to choose either option within such period shall constitute Tenant's election to relocate. If Tenant elects to terminate this Lease, such termination shall be effective one hundred twenty (120) days following the date of Tenant's receipt of the Relocation Notice, and Tenant shall not be required to relocate the Substitute Premises pending its vacating the Premises.

         10. Termination Option. Paragraph 55 of the Lease is hereby deleted in its entirety and is of no further force or effect.

         11. Preferential Right to Lease. Notwithstanding anything in the Lease to the contrary Tenant shall not have a preferential right to lease certain space. Accordingly, Paragraph 16 and Rider No. 3 to the Second Amendment are hereby deleted and are of no further force or effect.

         12. Option to Extend. Paragraph 14 and Rider No. 1 to the Second Amendment are hereby deleted and are of no further force or effect.

         13. Graphics. Landlord shall have the right upon not less than sixty
(60) days notice to require Tenant to remove at Tenant's expense any and all of Tenant's signs from the exterior of the Building. Upon removal of such sign(s), Tenant shall restore the Building and/ or ground to the condition it was in prior to installation of the sign(s) reasonable wear and tear excepted. Any rights to signage held by Tenant, other than the right to have the Tenant's name on the interior Building directory, are hereby terminated including, without limitation, those contained in Paragraph 6 of the Third Amendment, Paragraph 10 of the Second Amendment, Paragraph 5 of the First Amendment and Paragraph 12 of the Lease. If Tenant fails to remove the Signage within 60 days after notice, Landlord may, in addition to any other remedy available to Landlord, remove the Signage and repair the portion of the Building upon which the Signage was located, and Tenant shall pay the costs of such removal and repair to Landlord within 10 days after receipt of an invoice, together with an administrative charge in an amount equal to 5% of such costs.

         14. Past Due Rent. Tenant acknowledges and agrees that, immediately prior to the Recapture Date, Tenant was indebted to Landlord in the amount of four hundred forty four thousand, three hundred thirty one and 25/100 dollars ($444,331.25) reduced to the extent contemplated by the last sentence of this Paragraph 14, (the "Past-Due Rent"). Landlord will waive any claim to such Past Due Rent contingent upon timely payment of all Rent required to be paid under the Lease during the Lease Term and will forbear from exercising any rights or remedies arising as a result of Tenant's late payment and/or nonpayment of Past Due Rent as long as no Event of Default has occurred and is continuing under the Lease. Nothing herein shall be construed to prevent Landlord from recovering the Past Due Rent upon the occurrence of an Event of Default. Notwithstanding the foregoing, for the purposes of this Fourth Amendment, Past Due Rent shall be irrevocably reduced by the sum of four thousand two hundred thirty one and 73/100 dollars ($4,231.73) for each month that Tenant makes payment of its monthly Rent by the fifth day of such month.

         15. Issue of Warrants. As additional consideration for entering into this Fourth Amendment, within ten (10) days of the date of this Fourth Amendment, Tenant shall deliver to Landlord a warrant agreement in the form of EXHIBIT "D " attached hereto.

         16. Allowances. Any Construction Allowance or Special Leasehold Allowance made available to Tenant pursuant to the Work Letter attached to the Second Amendment as Exhibit B, which has not been used by Tenant as of the Recapture Date, shall be forfeited and except as set forth in Paragraph 9 of this Fourth Amendment Landlord shall have no further obligation to perform or cause to be performed or otherwise pay for any additional construction work within the Existing Premises.

         17. Broker. Tenant represents and warrants that, while McLeod Zei ("Broker") has represented Tenant in connection with this Fourth Amendment, Landlord shall have no liability for payment of any real estate commissions fees to Broker or on account of such representation. Tenant shall indemnify and defend Landlord, its employees, agents, and affiliates against any claims of real estate commissions or fees in connection with this Fourth Amendment made by any party claiming through Tenant.

         18. Time of the Essence. Time is of the essence with respect to Tenant's and Landlord's execution of this Fourth Amendment and delivery thereof by each to the other. If Tenant fails to execute and deliver a signed copy of this Fourth Amendment to Landlord by 5:00 p.m. (Dallas, Texas time), on March 21, 2002, or if Landlord shall thereafter not deliver a fully signed copy hereof to Tenant by 5:00 p.m. on March 28, 2001, this Fourth Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this document shall constitute Landlord's agreement to waive Tenant's failure to meet the foregoing deadline.

         19. Miscellaneous. This Fourth Amendment shall become effective only upon full execution and delivery of this Fourth Amendment by Landlord and Tenant. This Fourth Amendment contains the parties' entire agreement regarding the subject matter covered by this Fourth Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Fourth Amendment. Except as modified by this Fourth Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Fourth Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

         20. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

         21. Method of Calculation. Subject to the rights and remedies expressly granted to Tenant under the Lease, Tenant understands and accepts the methods of calculation for various charges imposed by Landlord under this Lease and agrees that such stated methods of calculation comply with Section 93.004 of the Texas Property Code.

                         (SIGNATURES ON FOLLOWING PAGE)

EXECUTED as of the day and year first above written.

LANDLORD:

CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership

         By:  CRE Management VIII, LLC,
              a Delaware limited liability company,
              its General Partner

              By: Crescent Real Estate Equities, Ltd.,
                  a Delaware corporation, its Manager


                  By: /s/ MICHAEL S. LEWIS
                     ----------------------------------
                  Name:  Michael S. Lewis
                  Title: Vice President,
                         Leasing and Marketing


TENANT:

UNITED STATES DATA CORPORATION, a Delaware corporation

By: /s/ ROBERT A. MERRY
   --------------------------------
Name:  Robert A. Merry
     ------------------------------
Title: President and CEO
      -----------------------------

                                    EXHIBIT A

                                Recaptured Space

                                    EXHIBIT B

                                    Premises

                                    EXHIBIT C

CUBICLES CONSISTING OF:

         34 71" x 47-1/2" right-hand corner sections
         34 " " left-hand corner sections
         68 29-1/2" x 35-1/2" end sections
         68 48" x 16" connecting overhead storage bins
         67 22-1/2" x 16-1/2" x 15" 2 drawer file cabinets (fits under cubicle set-up) (PEDS)
         68 64" x 21-1/2" x 22" file closets (Reuter cabinets)
         17 79" x 48" cubicle end piece w/plastic inserts (back end cap)
         17 72-1/2" x 64" cubicle end piece w/fabric & plastic inserts (front end cap)
68       24" square tables on rollers
67       blue fabric desk chairs
78       small rubber trash containers
9        42" round tables with silver pedestal
2        blue fabric side chairs
45       blue fabric bottom chairs w/chrome legs and wooden back & arms
35       gray fabric desk chairs
15       69" x 29-1/2" marking boards on rollers
6        70-1/2" x 23-1/2" gray credenzas w/5 drawers and kneehole
8        green fabric desk chairs with chrome base
2        42" x 53" 4-drawer file cabinet, cream color
3        84" x 38" x 12" heavy duty steel shelves
6        72" x 37" oval conference table
2        60" round conference tables, gray slate
1 64" x 24" mahogany file storage cabinet with doors - 2 file drawers in lower section
1        47" x 34" open front bookcase
7        59" x 19" mahogany overhead storage bins
6        46" x 45" mahogany corner desk pieces
3        58" x 33" mahogany end desk pieces
3        72" x 30" mahogany end desk piece
4        59" x 22" mahogany end desk pieces w/5 drawers
3        59" x 22" mahogany end desk piece 2/3 drawers
2        mahogany connector piece for mahogany desk
4        68" x 31" mahogany conference tables
2        Reception area cubicles - 11' 2" x 80"x 43" mahogany w/glass top
         1  left-hand, 1 right-hand containing the following desk pieces:
                  30" end piece w/3 drawers
                  47" x 65" corner pieces
                  24" x 29" inner sections
                  65" x 30" end piece w/4 drawers
                  64" x 32" storage cabinet w/3 shelves behind doors, 2 file drawers in lower section
1        black GE refrigerator
1        white black-faced GE microwave
1        23" x 35" wall unit display case w/doors (bulletin board)

1 37" x 35" wall unit display case w/doors (bulletin board)
1 10' x 4' Conference table (in 2- 5' sections)
1 8' drop ceiling mounted projector screen (electronic) (in 5153)
1 gray oval conference table
1 gray case with whiteboard and projector screen
1 fire extinguisher (in kitchen)

                                    EXHIBIT D

                                Form of Warrants

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE ACT.




Issue Date: March 19, 2002
Void After: March 18, 2007

                               USDATA CORPORATION
                                     WARRANT

         This Warrant has been issued in accordance with Section 15 of that certain Fourth Amendment to Office Lease Agreement dated as of March 19, 2002 (the "Lease Amendment") between Crescent Real Estate Funding VIII, L.P and United States Data Corporation.

         THIS CERTIFIES that, for value received, Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership (the "HOLDER"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from USDATA Corporation, a Delaware corporation (the "COMPANY"), at the Exercise Price per share determined as provided herein, up to 243,902 fully paid and nonassessable shares of the Company's $0.01 par value common stock ("COMMON STOCK") (each a "WARRANT SHARE" and collectively, the "Warrant Shares").

1. CERTAIN DEFINITIONS. As used in this Warrant, the following terms have the respective meanings set forth below:

     "BUSINESS DAY" means any day that is not (i) a Saturday or Sunday or (ii) a day on which banks are required or permitted to be closed in the State of Texas.

     "CURRENT MARKET PRICE" For the purposes hereof, the "CURRENT MARKET PRICE" of one share of Common Stock on any date shall be deemed to be the closing price quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten trading days immediately prior to the date of determination of Current Market Price, or if the Common Stock is not traded Over-The-Counter or on an exchange, or, if no such price is available, the Current Market Price shall be as determined in good faith by the Board of Directors following consultation with an investment banking firm experienced in valuations of companies similar to the Company (except that no such consultation shall be required with respect to the valuation of fractional shares pursuant to Section 5 hereof).

2. EXERCISE PERIOD. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time from time to time during the Exercise Period, which shall commence on March 19, 2002 (the "Issue Date") and shall end at 5:00 p.m. Richardson, Texas time on March 18, 2007.

3. EXERCISE PRICE. The price per Warrant Share at which this Warrant may be exercised (the "Exercise Price") shall be $2.05, subject to adjustment as provided herein.

4. EXERCISE OF WARRANT. During the Exercise Period, this Warrant may be exercised, in whole or in part, but in no event in increments of less than 10,000 Warrant Shares, and from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal office of the Company (or such other office or agency of the Company as it may designate) and upon payment of the Exercise Price of the Warrant Shares thereby purchased (the aggregate of the Exercise Price for all Warrant Shares to be exercised being referred to herein as the "Purchase Price"). Payment of the Purchase Price may be made by (i) check or bank draft payable to the order of the Company, or (ii) wire transfer to the account of the Company. Upon exercise, the Holder shall be entitled to receive, promptly after payment in full, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Common Stock so purchased. The Company agrees that the Warrant Shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by (a) the Current Market Price less (b) the Exercise Price per Warrant Share as then in effect.

6. DELIVERY OF STOCK CERTIFICATES UPON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder hereof or to such person as the Holder may direct, subject to the limitations on transfer contained herein, a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Shares to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 5 hereof.

7. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

8. STOCKHOLDER RIGHTS. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to exercise and payment of the Exercise Price in accordance with Section 4 hereof.

9. INVESTMENT REPRESENTATION. The Holder, by acceptance of this Warrant, represents and warrants to the Company that this Warrant and all securities acquired upon any and all exercises of this Warrant are purchased for the Holder's own account for investment, and not with view to distribution of either this Warrant or any securities purchasable upon exercise hereof.

10. REPORTING REQUIREMENTS.

         10.1 LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         10.2 EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the "Act"), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange that; (i) the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such exercise, transfer or exchange may be made without registration under the Act and under applicable state securities or blue sky laws, (ii) the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Act.

         10.3 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Company covenants and agrees to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the "Commission"), to be declared effective by the Commission within 240 days of the date hereof. Such registration statement shall remain effective for the two year period immediately following being declared effective by the Commission.

11. ADJUSTMENTS; NOTICE OF RECORD DATE.

         11.1 ADJUSTMENTS FOR STOCK SPLITS, REVERSE STOCK SPLITS OR STOCK DIVIDENDS. In the event that the outstanding shares of Common Stock shall be subdivided (split), combined (reverse split), by reclassification or otherwise, or in the event of any dividend payable on the Common Stock in shares of Common Stock, the Exercise Price and the Warrant Shares in effect immediately prior to such subdivision, combination, or dividend shall be proportionately adjusted.

         11.2 ADJUSTMENT FOR REORGANIZATIONS, RECLASSIFICATION OR SUBSTITUTION. If the shares of Common Stock issuable upon exercise of the Warrants are changed into the same or a different number shares of any class or classes of stock of the Company or other securities or property of the Company, whether by capital reorganization, reclassification or otherwise (other than a subdivision, combination of shares or stock dividend provided for above or a, merger, consolidation, share exchange or sale of assets provided for below), then, from and after each such event, the Holder of this Warrant shall have the right to exercise such Warrant for the amount and kind of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by a holder of the number of shares of Common Stock for which such Warrant would have been exercisable immediately prior to such reorganization, reclassification or change, subject to further adjustment as provided herein.

         11.3 ADJUSTMENT FOR MERGER, CONSOLIDATION, ETC. In case of any merger, consolidation or share exchange of the Company with or into another person, a sale of all or substantially all of the assets of the Company to another person or any other transaction involving the Company and another person having a similar effect (other than a subdivision or combination of shares or reorganization, reclassification or other transaction or a stock dividend provided for shares), then, from and after each such event, the Holder of this Warrant shall have the right to exercise such Warrant for the amount and kind of shares of stock and other securities and property receivable upon such merger, consolidation, share exchange, sale or other transaction by a holder of the number of shares of Common Stock for which such Warrant would have been exercisable immediately prior to such merger, consolidation, share exchange, sale or other transaction, subject to further adjustment as provided herein.

         11.4 NOTICES OF RECORD DATE, ETC. In the event that:

                  (1) the Company shall declare any cash dividend upon its Common Stock, or

                  (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then, in connection with such event, the Company shall give to the Holder of this Warrant: (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company.

         11.5 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any Holder, furnish or cause to be furnished to such Holder, a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

12. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock from time to time issuable upon the exercise of this Warrant.

13. TRANSFER. This Warrant is issued upon the following terms, to all of which each Holder hereof consents and agrees:

         (a) Subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. Absent an effective registration statement under the Act, covering the disposition of this Warrant or the shares of Common Stock issued or issuable upon exercise hereof, the Holder will not sell or transfer any or all of such Warrant or Warrant Shares, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Each certificate representing shares of Common Stock issued pursuant to this Warrant, unless at the same time of exercise such Warrant Shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY BE TRANSFERRED OR RESOLD ONLY IN COMPLIANCE WITH SUCH SECURITIES LAWS.

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such Holder without violation of the registration requirements of the Act.

         The limitations on transfer set forth in this Section 13(a) above shall not apply to transfers (i) to an "affiliate" of the Holder as that term is defined in Rule 405 promulgated by the Commission under the Act (ii) by a Real Estate Investment Trust (a "REIT") or its affiliate under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), solely to the extent necessary to maintain the REIT's status as a REIT or (iii) to any successor to the Holder by operation of law or to any person or entity that acquires all or substantially all of the assets of the Holder; provided, however, that in the case of any transfer described in clauses (i), (ii) or (iii) above (each, a "Permitted Transfer") each transferee shall have executed and delivered to the Company, as a condition precedent to the transfer of this Warrant, a written agreement confirming that such transferee agrees to be bound by the terms of this Warrant (including making the representations and warranties in Section 9) and shall have submitted to the Company such evidence as the Company may reasonably request to demonstrate that such transfer is a Permitted Transfer.

         (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

         (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

14. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation in lieu of this Warrant.

15. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16. NOTICES, ETC. All notices and other communications from the Company to the Holder of this Warrant shall be mailed, by first class mail, to such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company. All communications from the Holder of this Warrant to the Company shall be mailed by first class mail to the Company at it principal business address, or such other address as may have been furnished to the Holder in writing by the Company.

17. MISCELLANEOUS. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant, or any portion hereof, may, without the prior consent of the Company, be assigned at any to any entity controlled by, controlling, or under common control with the Holder.

18. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company has all requisite legal and corporate power and authority to execute and deliver this Warrant and to sell and issue the Warrant Shares. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Warrant and the authorization, issuance, reservation for issuance, sale and delivery of the Warrant Shares has been taken.

19. PROHIBITION ON EXERCISE. Notwithstanding any indication in this Warrant to the contrary, in no event may the Holder exercise this Warrant to the extent such exercise would, in the opinion of counsel to the Holder, cause the Holder to own (directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code) an interest in the Company or its affiliates that is described in Section 856(d)(2)(B) of the Code and any attempt to effect such exercise shall be null and void and shall have no effect.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the issue date set forth on the first page of this Warrant.


                                        USDATA CORPORATION



                                        By: /s/ ROBERT A. MERRY
                                           -------------------------------------
                                           President

Attest:

/s/ JENNIFER P. DOOLEY
--------------------------------
CFO

                          NOTICE OF EXERCISE OF WARRANT

TO:      USDATA Corporation

[ ] Pursuant to the terms of the attached Warrant, the undersigned hereby elects to purchase ______ shares of Common Stock of USDATA Corporation (the "Company"), and tenders herewith payment of the Exercise Price of such shares in full.


                 (Check and complete the appropriate paragraph)

         Please issue a certificate or certificates representing said shares of Common Stock, in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:


                Name                                  Address





DATE:                               HOLDER:
     ----------------------------          -------------------------------------





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